Calculation of Filing Fee Tables
S-3
Prologis, L.P.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	2.527% Notes due 2030	457(r)	204,773,869		$ 204,773,869.00	0.0001381	$ 28,279.27
Fees to be Paid	2	Debt	3.389% Notes due 2035	457(r)	21,984,925		$ 21,984,925.00	0.0001381	$ 3,036.12
Fees to be Paid	3	Debt	3.905% Notes due 2041	457(r)	55,904,523		$ 55,904,523.00	0.0001381	$ 7,720.41
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 282,663,317.00		$ 39,035.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 39,035.80
Offering Note
[1]	Note 1a. The filing fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the "Act"). In accordance with Rules 456(b) and 457(r) of the Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-289636 filed on August 15, 2025. Note 1b. Y=32,600,000,000 aggregate principal amount of the 2.527% Notes due 2030 will be issued. The $204,773,869 Amount to be Registered is based on the May 22, 2026 yen/U.S.$ rate of exchange of Y=159.20/U.S.$1.00.

[2]	See Note 1a. Y=3,500,000,000 aggregate principal amount of the 3.389% Notes due 2035 will be issued. The $21,984,925 Amount to be Registered is based on the May 22, 2026 yen/U.S.$ rate of exchange of Y=159.20/U.S.$1.00.

[3]	See Note 1a. Y=8,900,000,000 aggregate principal amount of the 3.905% Notes due 2041 will be issued. The $55,904,523 Amount to be Registered is based on the May 22, 2026 yen/U.S.$ rate of exchange of Y=159.20/U.S.$1.00.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date